Exhibit 99.1

Tel-Instrument Electronics Corp. Reports Third Quarter FY15 Financial Results

Revenue grew 40% from prior quarter to $5.03 million
Non-GAAP EBITDA of $279,681

East Rutherford, NJ – February 17, 2015 – Tel-Instrument Electronics Corp (“Tel”, “Tel-Instrument” or the “Company”) (NYSE MKT: TIK), leading designer and manufacturer of avionics test and measurement solutions, today reported its financial results for the third quarter ended December 31, 2014 in its Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission.

Financial Highlights for Third Quarter of Fiscal Year 2015

•	40% increase in revenues from the second quarter and 23% compared to the year-ago period.
•	Non-GAAP EBITDA of $279,681 (see reconciliation on page 5).
•	GAAP pre-tax income of $7,875, net loss after taxes of $20,944.
•	Refinanced high cost debt with $1.2 million three-year, 6% term loan.
•	Backlog remains strong at $32.6 million.

Recent Operational Highlights

•	Full rate production achieved on ITATS TACAN Bench Tester.
•	Resumed full rate production on CRAFT program.
•	Approval to increase KIT production for U.S. Army TS-4530A program in the 4th quarter.
•	Commenced production on $600,000 order for T-47N IFF test sets for the U.S. Army in 4th quarter.
•	Engineering continues on next generation test sets to expand our product line.

“We are generating strong momentum across all aspects of our business, and anticipate that the U.S. Army will authorize a production release on the TS-4530A SETS in the April timeframe,” stated Jeffrey O’Hara, CEO and President of Tel. “Revenue growth met expectations for the quarter, but the bottom line results were negatively impacted by about approximately $188,000 related to the write-off of deferred financing costs associated with the previous banking arrangement, as well as approximately $190,000 in legal fees and expenses related to the Aeroflex litigation.”

Mr. O’Hara continued, “In an effort to be more transparent and to allow for a better evaluation of our results, Tel will begin to report Non-GAAP results, which will eliminate non-cash transactions, such as the write-down deferred financing costs, changes in the warrant liability, and taxes, which are not owed due to our tax-loss carry-forward. This Non-GAAP adjustment will become more material beginning in the fourth quarter and for fiscal year 2016, when we anticipate reporting increased revenues and stronger bottom line results. Management believes that our profitability is expected to benefit from the increased volume leading to gross margin improvement as well as Tel’s largely fixed cost structure. For the fourth quarter, Tel anticipates revenues to exceed $5.6 million, and a return to profitability.”

Conference Call

The Company will host a conference call and webcast on Tuesday, February 17, 2015 at 9:00 a.m. Eastern Time to discuss the Company’s fiscal third quarter results.

To access the live webcast, log onto the Tel-Instrument’s website at https://www.telinstrument.com/learn-about-telinsturment/investor-relations.html.

To participate in the call by phone, dial (877) 407-8035 approximately five minutes prior to the scheduled start time. For international callers, please dial (201) 689-8035.

A replay of the teleconference will be available until March 17, 2015 and may be accessed by dialing (877) 660-6853. International callers may dial (201) 612-7415.  Callers should use conference ID: 1360170

About Tel-Instrument Electronics Corp

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

# # #

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially.  Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact: Joseph P. Macaluso Tel-Instrument Electronics Corp. (201) 933-1600	John Nesbett or Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com

TEL-INSTRUMENT ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	March 31, 2014
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$331,991	232,118
Accounts receivable, net	614,239	2,095,640
Inventories, net	4,583,365	4,025,391
Prepaid expenses and other current assets	463,661	263,592
Deferred financing costs	5,429	108,321
Deferred income tax asset	1,089,538	1,089,538
Total current assets	7,088,223	7,814,600

Equipment and leasehold improvements, net	310,566	450,873
Deferred financing costs – long-term	10,149	48,142
Deferred income tax asset – non-current	2,484,379	2,273,068
Other long-term assets	32,317	47,670
Total assets	9,925,634	10,634,353

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt, net of debt discount	382,169	718,848
Capital lease obligations – current portion	16,188	53,608
Accounts payable and accrued liabilities	3,728,861	3,332,181
Progress billings	256,816	775,475
Deferred revenues – current portion	81,388	37,452
Accrued payroll, vacation pay and payroll taxes	527,228	444,238
Total current liabilities	4,992,650	5,361,802

Subordinated notes payable - related parties	250,000	250,000
Capital lease obligations – long-term	8,971	21,320
Long-term debt	807,859	596,526
Deferred revenues – long-term	133,650	133,650
Warrant liability	423,059	354,309
Other long-term liabilities	45,600	56,100
Total liabilities	6,661,789	6,773,707

Commitments

Stockholders' equity:
Common stock, 4,000,000 shares authorized, par value $.10 per share, 3,256,887 and 3,251,387 shares issued and outstanding, respectively	325,686	325,136
Additional paid-in capital	8,042,893	7,987,100
Accumulated deficit	(5,104,734)	(4,451,590)
Total stockholders' equity	3,263,845	3,860,646
Total liabilities and stockholders' equity	$9,925,634	$10,634,353

See accompanying notes to condensed consolidated financial statements.

TEL-INSTRUMENT ELECTRONICS CORP.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net sales	$5,030,097	$4,089,029	11,746,847	$11,323,585
Cost of sales	3,484,310	2,693,342	8,211,499	7,465,991

Gross margin	1,545,787	1,395,687	3,535,348	3,857,594

Operating expenses:
Selling, general and administrative	825,261	697,919	2,364,488	2,022,579
Engineering, research and development	494,721	449,477	1,476,343	1,378,426
Total operating expenses	1,319,982	1,147,396	3,840,831	3,401,005

Income (loss) from operations	225,805	248,291	(305,483)	456,589

Other income (expense):
Amortization of debt discount	(14,373)	(27,120)	(75,308)	(75,707)
Loss on extinguishment of debt	(188,102)	-	(188,102)	(26,600)
Amortization of deferred financing costs	(13,648)	(27,827)	(67,808)	(81,987)
Change in fair value of common stock warrants	37,330	(229,726)	(68,750)	(272,499)
Interest income	-	129	-	163
Interest expense	(39,137)	(50,828)	(159,004)	(252,295)
Total other income (expense)	(217,930)	(335,372)	(558,972)	(708,925)

Income (loss) before income taxes	7,875	(87,081)	(864,455)	(252,336)

Income tax expense (benefit)	28,819	58,852	(211,311)	51,843

Net loss	$(20,944)	$(145,933)	$(653,144)	$(304,179)

Basic loss per common share	$(0.01)	$(0.04)	$(0.20)	$(0.10)
Diluted loss per common share	$(0.01)	$(0.04)	$(0.20)	$(0.10)

Weighted average shares outstanding:
Basic	3,255,028	3,247,387	3,253,045	3,189,123
Diluted	3,255,028	3,247,387	3,253,045	3,189,123

TEL-INSTRUMENT ELECTRONICS CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
Description	2014	2013

Net loss	$(20,944)	$(145,933)

Income tax provision	$28,819	$58,852

Depreciation and amortization	$45,047	$49,453
Amortization of debt discount	$14,373	$27,120
Loss on extinguishment of debt	$188,102	$0
Amortization of deferred financing costs	$13,648	$27,827
Change on fair value of common stock warrants	$(37,330)	$229,726
Interest, net	39,137	50,828
Non-cash stock-based compensation	$8,829	$16,352

Non GAAP EBITDA	$279,681	$314,225

The term EBITDA consists of net income (loss) plus interest, taxes, depreciation and amortization, amortization of debt discount and deferred financing charges, change in fair value of warrants, loss on extinguishment of debt, non-cash interest, and non-cash stock-based compensation. EBITDA is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation from, or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA as a supplemental disclosure because its management believes that EBITDA provides useful information regarding our ability to service debt, and to fund capital expenditures, and provides investors a helpful measure for analyzing its operating performance. The table above sets forth a reconciliation of EBITDA to net income (loss), which is the most directly comparable measure of financial performance, calculated under generally accepted accounting principles.